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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated September 15, 1997 on the combined financial statements of the Elba Group included in Computer Products, Inc.'s Form 8-K/A dated September 22, 1997. We also consent to the incorporation by reference in this Registration Statement of our report dated October 28, 1997 on the consolidated financial statements of Computer Products, Inc. included in Computer Products Inc.'s Form 8-K dated October 30, 1997 and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,


  November 12, 1997